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                                 EXHIBIT 99.1

                                REVOCABLE PROXY

                          BAXLEY FEDERAL SAVINGS BANK
          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints _________________ and _______________ as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all of the shares of common stock of Baxley Federal Savings Bank ("Baxley"), par value $.01 per share ("Baxley Common Stock"), held of record by the undersigned on ________ __, 1999, at the Special Meeting of Baxley shareholders (the "Special Meeting") to be held at ___ p.m., local time, on ________ __, 1999, at the main office of Baxley located at 219 East Parker Street, Baxley, Georgia.

     1. PROPOSAL TO: approve the Agreement and Plan of Merger, dated as of June 3, 1999 (the "Merger Agreement"), by and between Baxley and PAB Bankshares, Inc. ("PAB"), to be joined in by PAB Interim Association No. 1 ("Interim") pursuant to which, among other matters, (a) Interim will merge with and into Baxley and (b) shares of Baxley Common Stock will be converted into the right to receive shares of PAB common stock, as described in the Proxy Statement/Prospectus dated _______ __, 1999.

          FOR  [_]                 AGAINST  [_]                  ABSTAIN  [_]

     2. In their discretion, to vote upon such other business as may properly come before the Special Meeting including, among other things, a motion to adjourn or postpone the Special Meeting to another time for the purpose of soliciting additional proxies or otherwise. However, no proxy with instructions to vote against the merger will be voted in favor of any adjournment or postponement of the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as the name appears below. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If shares are held by a corporation, an authorized corporate officer should sign in full corporate name. If shares are held by a partnership, an authorized person should sign in partnership name.

     DATED:______________________________, 1999


     ___________________________________________
     Signature

     __________________________________________
     Signature if held jointly